                                                                  EXHIBIT 10.23


                       FIRST LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of June 20, 2003, by and between ATHEROGENICS, INC. ("Borrower") whose address is 8995 Westside Parkway, Alpharetta, Georgia 30004, and SILICON VALLEY BANK ("Lender") whose address is 3003 Tasman Drive, Santa Clara, California 95054.

         WHEREAS, among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated March 6, 2002, as may be amended from time to time (the "Loan Agreement"; the Loan Agreement together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents"); and

         WHEREAS, the Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Five Million Dollars ($5,000,000) and a Committed Equipment Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness"); and

         WHEREAS, Borrower has requested that Lender amend the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

2.       MODIFICATIONS TO LOAN AGREEMENT.

         2.1 The Loan Agreement is hereby amended by deleting SECTION 2.1.2(A) and replacing it with the following:

         (a) Through September 30, 2003 (the "Equipment Availability End Date"), Bank will make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance or refinance Equipment purchased on or after one hundred eighty (180) days before the date of each Equipment Advance. Eligible Equipment may include equipment purchases made more than one hundred eighty (180) days before each Equipment Advance at depreciated book value. Equipment Advances may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Other Equipment may constitute up to twenty percent (20%) of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of One Hundred Thousand Dollars ($100,000). The number of Equipment Advances is limited to six (6).

                  To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as EXHIBIT C ("Loan Supplement"), copies of invoices for the Equipment being financed, together with a UCC Financing Statement, if requested by Bank, covering the Equipment described on the Loan Supplement, and such additional information as Bank may request at least four (4) Business Days before the proposed funding date (the "Funding Date"). If Borrower satisfies the conditions of each

         Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank on the Funding Date.

         2.2 The Loan Agreement is further amended by deleting SECTION 6.6 and replacing it with the following:

         6.6      PRIMARY ACCOUNTS.

                  Borrower will maintain its primary depository and operating accounts with Bank.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Agreement, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

6. LIMITATION. This Loan Modification Agreement is limited to the matters expressly set forth above and shall not be deemed to waive or modify any other term of the Loan Agreement or Loan Documents, each of which is hereby ratified and reaffirmed, or to consent to any subsequent failure of Borrower to comply with any term or provision of the Loan Agreement or the Loan Documents, each of which shall remain in full force and effect.


                     [signatures appear on following page]

         This Loan Modification Agreement is executed as of the date first written above.


                                        LENDER:


                                        SILICON VALLEY BANK

                                        By: /s/ ANGELA HART
                                        Name: Angela Hart
                                        Title: Vice President


                                        BORROWER:


                                        ATHEROGENICS, INC.

                                        By: /s/ MARK P COLONNESE
                                        Name: Mark P. Colonnese
                                        Title: Senior Vice President of Finance
                                               and Administration and Chief
                                               Financial Officer